EXHIBIT 5


                          WILSON AND BARROWS, LTD.
STEWART R. WILSON             ATTORNEYS AT LAW               PHONE 775-738-7271
RICHARD G. BARROWS                                             FAX 775-738-5041
        -                                                             -
ROBERT M. SALYER, CPA      442 COURT STREET       S.Wilson@WilsonandBarrows.com
        -                                        R.Barrows@WilsonandBarrows.com
ORVILLE R. WILSON         ELKO, NEVADA 89801      R.Salyer@WilsonandBarrows.com
 (1910 - 1996)




                         August 2, 2001

Board of Directors
Cascade Sled Dog Adventures, Inc.
199 Kent Drive
Toutle, WA 98649

     RE:  Legal Opinion
          In Re Registration - Cascade

Dear Sirs :

      In connection with the proposed public offering of the common shares of Cascade Sled Dog Adventures, Inc. (f/k/a Novanet
International, Inc.) we have examined the following:

      1. The Certificate of Incorporation, and amendments thereto, of the company.

     2.   The Bylaws of the company.

     3. The Registration Statement, and amendments thereto, and such other documents as we deem necessary to render this opinion.

      Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:

      1. The company has been duly incorporated under the laws of the State of Nevada and is valid and existing and in good standing in that state.

      2. The common stock covered by the currently pending Cascade Registration Statement have been legally authorized and when sold pursuant to the terms described in said Registration Statement will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as exhibit to the Registration Statement and to the references to this firm as Nevada counsel in such Registration Statement.

                                   Sincerely,

                                    /s/ Richard G. Barrows
                                   -----------------------
                                   Richard G. Barrows
                                   Attorney at Law